                                                                   EXHIBIT 10.37


                         FOURTH AMENDMENT AND ADDENDUM
                           TO COLLABORATION AGREEMENT

     THIS FOURTH AMENDMENT AND ADDENDUM TO COLLABORATION AGREEMENT (the "Fourth Amendment") is made and entered into as of the 25th day of October, 1996 (the "Effective Date"), by and between Energy BioSystems Corporation, a Delaware corporation ("EBC"), and Petrolite Corporation, a Delaware corporation ("PLIT").

                                   WITNESSETH

     WHEREAS, EBC and PLIT are parties to that certain Collaboration Agreement dated March 5, 1992, as amended July 1, 1992 (the "First Amendment"), October 18, 1993 (the "Second Amendment") and August 24, 1995 (the "Third Amendment") (collectively, the "Collaboration Agreement");

     WHEREAS, EBC is engaged in discussions with an investment banking firm regarding a possible equity financing scheduled to be completed in 1996 (the "Financing") and in connection therewith has agreed with PLIT to amend and grant to EBC the right to amend the Collaboration Agreement pursuant to the terms of this Fourth Amendment to the Collaboration Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereby agree to the following:

     1. (a) If the Financing is completed during 1996, EBC shall pay to PLIT One Million Dollars ($1,000,000) (the "First Cash Payment") by corporate check or wire transfer within ten business days of the closing of the Financing and the Collaboration Agreement shall be amended as provided in Section 1(b) hereof.

     (b) Upon delivery of the First Cash Payment, without any further action by the parties:

     (i) Until the first to occur of the Election Date and the Expiration Date, as hereinafter defined, except as provided in this Section 1(b) PLIT shall be under no obligation to provide any research and development, technical support or consulting services pursuant to the Collaboration Agreement including, but not limited to, any obligations contained in
          Section 2.4 of the Collaboration Agreement.

     (ii) The Collaboration Agreement shall be automatically amended by deleting the second and third sentence of Section 4 of the Third Amendment and substituting in place thereof the following sentences:

               "Until December 31, 1998, or some other date as to which the parties agree in writing, PLIT will assign not less than three
               (3) employees full-time to provide operational and engineering staff support for the Working Pilot Plant. The costs of these employees and the reasonable costs of maintaining the Working Pilot Plant and providing analytical lab support for the Working Pilot Plant, will be the sole responsibility of PLIT until December 31, 1998, unless the parties agree in writing to some other date; provided that during the period commencing January 1, 1997 and ending on the date of the Second Cash Payment (as defined in the Fourth Amendment and Addendum to Collaboration Agreement dated October 25, 1996), EBC will reimburse PLIT quarterly for the direct out-of-pocket cash costs and expenses incurred by PLIT relating to these employees, maintaining the Working Pilot Plant and providing analytical lab support for the Working Pilot Plant (the "Reimbursable Expenses")."

     2. (a) EBC may, at any time during the period commencing with the payment of the First Cash Payment and ending at 5:00 p.m. (Central time) on the "Expiration Date," as hereinafter defined, elect to amend the Collaboration Agreement as provided in Section 2(b) hereof. If EBC shall elect to amend the Collaboration Agreement as provided in Section 2(b) hereof, on the date of such election (the "Election Date") EBC shall deliver to PLIT: (i) written notice (the "Notice") of the exercise of its right to amend the Collaboration Agreement as provided in Section 2(b) hereof; (ii) Nine Million Dollars ($9,000,000) less the amount of Reimbursable Expenses previously paid by EBC to PLIT (the "Second Cash Payment") by corporate check or wire transfer; and (iii) a warrant (the "Warrant"), in the form attached hereto as Exhibit A, granting PLIT the right to purchase upon the terms and subject to the conditions set forth in the Warrant at an aggregate exercise price of One Million Dollars ($1,000,000) that number of shares of EBC common stock, par value $0.01 per share, (the "Common Stock"), equal to One Million dollars ($1,000,000) divided by the "Conversion Price,") as hereinafter defined.

     The "Expiration date" shall mean (x) if the Financing raises at least Twenty-Five Million Dollars ($25,000,000) in gross cash proceeds, December 31, 1996 or (y) if the Financing raises less than Twenty-Five Million Dollars ($25,000,000) in gross cash proceeds, the earlier to occur of (i) ten business days following the closing of any subsequent equity financing by EBC in which the gross cash proceeds raised in such equity financing together with the gross cash proceeds raised in the Financing equal or exceed Twenty-Five Million Dollars ($25,000,000) and (ii) the date that is 24 months following the payment of the First Cash Payment.

     The "Conversion Price" shall mean the initial per share price at which the EBC securities issued in the Financing may be converted into one share of Common Stock.

     (b) Upon delivery of the Notice, the Second Cash Payment and the Warrant, the Collaboration Agreement shall be automatically amended, without any further action by the parties, as follows:

     (i) Section 1.24 of the Collaboration Agreement, as amended by the Second Amendment, is hereby deleted in its entirety, and the following new Section 1.24 is substituted therefor:

          "1.24   EBC Ninety and One-Half Percent Royalty - shall be equal to ninety and one-half percent (90.5%) of the Throughput Base for PLIT for each barrel of liquid hydrocarbons throughput by Site Licensees of PLIT during a calendar month plus ninety and one-half percent (90.5%) of the site Fee base for PLIT for such calendar month."

     (ii) Section 5.1 of the Collaboration Agreement, as amended by the Second Amendment, is hereby deleted in its entirety, and the following new Section 5.1 is substituted therefor:

          "5.1   Site License Fees.   During the Collaboration Period, EBC shall
          be entitled to retain ninety and one-half percent (90.5%) of all Site License Fees and shall pay the remaining nine and one-half percent (9.5%) of such Site License Fees to PLIT."

     (iii) Section 5.2 of the Collaboration Agreement, as amended by the Second Amendment, is hereby deleted in its entirety, and the following new Section 5.2 is substituted therefor:

          "5.2   Site Throughput Fees.  During the Collaboration Period, EBC
          shall be entitled to keep ninety and one-half percent (90.5%) of the Adjusted Gross Profit of EBC and EBC shall pay nine and one-half percent (9.5%) of the Adjusted Gross Profit of EBC to PLIT. The Catalyst Charge shall be paid by the Site Licensor to the Third Party Catalyst Supplier unless the Site Licensee has purchased the Catalyst directly from the Third Party Catalyst Supplier. EBC shall not collect any Equipment Amortization Charge from the Site Licensee if the Site Licensee purchases the Equipment itself."

     (iv) Section 6.2 of the Collaboration Agreement is hereby deleted in its entirety, and the following new Section 6.2 is substituted therefor:

          "6.2   Termination.  Either party may terminate the Collaboration for
          Cause, effective on one hundred twenty (120) days' notice, unless the party in breach makes all payments under or cures the breach within said one hundred twenty (120) days. PLIT may terminate the Collaboration without Cause upon one (1) year's notice. If not earlier terminated, the Collaboration shall terminate on March 5, 2016."

     (v) Subsections 7.1(2)(e) and 7.1(3)(e) of the Collaboration Agreement, as amended by the Second Amendment, are hereby deleted in their entirety and the following new Subsections 7.1(2)(e) and 7.1(3)(e) are substituted therefor:

          "7.1(2)(e) If the termination is with Cause, PLIT shall pay EBC the EBC Fifty Percent Royalty and the Five Percent Customer Products Royalty. If the termination is without Cause, PLIT shall pay EBC the EBC Ninety and One-Half Percent Royalty and the Five Percent Customer Products Royalty."

          "7.1(3)(e)   PLIT shall pay EBC the EBC Ninety and One-Half Percent
          Royalty and the Five Percent Customer Products Royalty."

     (vi) Section 7.2(1) of the Collaboration Agreement is hereby deleted in its entirety.

     (vii) Section 7.2(2) of the Collaboration Agreement is hereby deleted in its entirety.

     (viii) Section 7.2(4) of the Collaboration Agreement is hereby deleted in its entirety.

     (ix) The percentage "22%," "18%," "11%," and "3%" in subsections i), ii),
iii) and iv) of the Section a) of Schedule A of the Collaboration Agreement, as amended by the Second Amendment, are hereby deleted and "9.5%," "7.8%," "4.7%" and "1.3%" are hereby substituted, respectively, therefor.

     (x) The percentages "18%," "15%," "11%" and "3%" in subsections i), ii),
iii) and iv) of Section b) of Schedule A of the Collaboration Agreement, as amended by the Second Amendment, are hereby deleted and "7.8%," "6.5%," "4.7%" and "1.3%" are hereby substituted, respectively, therefor.

     (xi) The percentages "15%," "11%," "7%" and "3%" in subsections i), ii),
iii) and iv) of Section c) of Schedule A of the Collaboration Agreement, as amended by the Second Amendment, are hereby deleted and "6.5%," "4.7%," "3.0%" and "1.3%" are hereby substituted, respectively, therefor.

     (xii) The percentages "11%," "7%," "3%" and "3%" in subsections i), ii),
iii) and iv) of Section d) of Schedule A of the Collaboration Agreement, as amended by the Second Amendment, are hereby deleted and "4.7%," "3.0%," "1.3%" and "1.3%" are hereby substituted respectively, therefor.

     (xiii) All of PLIT's obligations to provide research and development, technical support or consulting services in the Collaboration Agreement including, but not limited to, those set out in Section 2.4 of the Collaboration Agreement, are hereby deleted and the following shall remain the sole obligation of PLIT to provide research and development, technical support or consulting services pursuant to the Collaboration Agreement:

          "Until December 31, 1998, or some other date as to which the parties agree in writing, PLIT will assign not less than three (3) employees full-time to provide operational and engineering staff support for the Working Pilot Plant. The costs of these employees and the reasonable costs of maintaining the Working Pilot Plant and providing analytical lab support for the Working Pilot Plant, will be the sole responsibility of PLIT until December 31, 1998, unless the parties agree in writing to some other date. In addition to the foregoing support, during the Collaboration Period PLIT shall make the appropriate employees available upon reasonable request, to consult with EBC employees or consultants regarding the operation of the Working Pilot Plant and the commercialization of MDS."

     3. Except as expressly amended herein, the Collaboration Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to be executed by their duly authorized representatives as of the Effective Date.

ENERGY BIOSYSTEMS CORPORATION                  PETROLITE CORPORATION



By:  /s/ John H. Webb                          By:    /s/ David Winslette
     ----------------                             ------------------------------
Title:  President and Chief Executive Officer  Title: Vice President, Technology
        -------------------------------------        ---------------------------

                                   EXHIBIT A


NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE DISPOSED OF UNLESS PURSUANT TO A REGISTERED OFFERING OR BY TRANSFER EXEMPT FROM REGISTRATION OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

THIS WARRANT SHALL BE VOID AFTER 5:00 P.M., CENTRAL TIME, ON ____________ /(1)/, 2001 OR, IF SUCH DAY IS NOT A BUSINESS DAY, AT 5:00 P.M., CENTRAL TIME, ON THE NEXT FOLLOWING BUSINESS DAY. THE TRANSFER OF THIS WARRANT IS RESTRICTED. SEE
SECTION 6.02 - "RESTRICTIONS ON TRANSFER." THE COMPANY HAS THE RIGHT TO ACCELERATE THE EXPIRATION DATE OF THIS WARRANT UNDER CERTAIN CIRCUMSTANCES. SEE
SECTION 4.04 - "COMPANY'S RIGHT TO ACCELERATE EXPIRATION DATE."



                        COMMON  STOCK  PURCHASE  WARRANT

                                       OF

                         ENERGY BIOSYSTEMS CORPORATION


NO. ___                                                     ____________, 1996


This certifies that Petrolite Corporation, a Delaware corporation, any successor in interest thereto, or any assignee or transferee thereof in whose name this Warrant is registered upon the books to be maintained by the Company for that purpose (the "Warrantholder"), is entitled to purchase from Energy BioSystems Corporation, a Delaware corporation (the "Company"), at any time on or prior to 5:00 p.m., Central time, on the Expiration Date (as hereinafter defined) and subject to the terms and conditions hereof _________/2/, fully paid and nonassessable shares of the Company's Common Stock at a price per share equal to the Exercise Price. The Exercise Price and the number of shares which may be purchased pursuant to this Warrant are subject to adjustment under certain conditions as provided in Article III hereof.

---------------

        /1/ Five years after EBC issues this Warrant.

        /2/ A number of shares equal to One Million Dollars ($1,000,000) divided by the Conversion Price (as such term is defined in the Fourth Amendment and Addendum to Collaboration Agreement).

Stock at a price per share equal to the Exercise Price. The Exercise Price and the number of shares which may be purchased pursuant to this Warrant are subject to adjustment under certain conditions as provided in Article III hereof.


                                   ARTICLE I

                                  DEFINITIONS

As used in this Warrant, the following capitalized terms shall have the following respective meanings:

     (a) Business Day: A day other than a Saturday, Sunday or other day on which banks in the States of New York or Texas are authorized by law to remain closed.

     (b) Common Stock:  Common Stock, par value $0.01 per share, of the Company.

     (c) Exercise Price: The per share price for which the Warrantholder may purchase shares of Common Stock pursuant to this Warrant. The initial Exercise Price is $____/3/. The Exercise Price may be adjusted from time to time pursuant to Article III hereof.

     (d) Expiration Date: _____________/4/, 2001 or, if such day is not a Business Day, on the next following Business Day.

     (e) Net Consideration Per Share: The Total Consideration attributable to purchase rights, options or warrants exercisable for Common Stock, divided by the aggregate number of shares of Common Stock that would be issued if all such purchase rights, options or warrants were exercised.

     (f) Person: An individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

     (g) Registrable Securities: (i) The Warrant Shares, and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of such Warrant Shares, provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered under the Securities Act or which may be sold pursuant to Rule 144 (or any successor to such Rule).

-------------------

        /3/ A number equal to $1,000,000 divided by the number of shares calculated pursuant to footnote (2).

        /4/ Five years after EBC issues this Warrant.

     (h) Securities Act:  The Securities Act of 1933, as amended.

     (i) Total Consideration: The amount equal to the total amount of consideration received by the Company for the issuance of purchase rights, options or warrants exercisable for Common Stock, plus the minimum amount of consideration, if any, payable to the Company upon exercise thereof.

     (j) Warrant: This Warrant and all other warrants that may be issued in its place.

     (k) Warrant Shares: Shares of Common Stock purchasable upon exercise of the Warrant.


                                  ARTICLE II

                        DURATION AND EXERCISE OF WARRANT

Section 2.01 Duration of Warrant. Subject to the terms contained herein, this Warrant may be exercised at any time on or after the date of issuance of this Warrant and before 5:00 p.m., Central time, on the Expiration Date. If this Warrant is not exercised at or before 5:00 p.m., Central time, on the Expiration Date, it shall become void and all rights hereunder shall thereupon cease.

Section 2.02  Exercise of Warrant.

(a) The Warrantholder may exercise this Warrant, in whole or in part, upon surrender of this Warrant with the Subscription Form attached hereto duly executed, to the Company at its corporate office, together with payment in full of the Exercise Price for the Warrant Shares to be purchased in lawful money of the United States or by certified check or bank draft payable in currency of the United States to the order of the Company.

(b) Upon receipt of this Warrant with the Subscription Form duly executed and accompanied by payment of the Exercise Price for the Warrant Shares for which this Warrant is then being exercised, the Company will cause to be issued certificates for the total number of whole shares of Common Stock for which this Warrant is being exercised in such denominations as are required for delivery to the Warrantholder and the Company shall thereupon deliver such certificates to the Warrantholder.

(c) In case the Warrantholder shall exercise this Warrant with respect to less than all of the Warrant Shares that may then be purchased under this Warrant, the Company will execute a new warrant in the form of this Warrant for the balance of such Warrant Shares and deliver such new warrant to the Warrantholder.

(d) The Company covenants and agrees that (i) it will pay, when due and payable, any and all stock transfer and similar taxes that may be payable in respect of the issuance of this Warrant or of any Warrant Shares; and (ii) the Warrant Shares shall be deemed to be issued to the Warrantholder as the record owner of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment has been tendered for the purchase of such Warrant Shares.


                                  ARTICLE III

                      ADJUSTMENT OF SHARES OF COMMON STOCK
                       PURCHASABLE AND OF EXERCISE PRICE

The Exercise Price and the number and type of Warrant Shares shall be subject to adjustment from time to time upon the occurrence of certain events as provided in this Article III.

Section 3.01  Mechanical Adjustments.

(a) If at any time prior to the full exercise of this Warrant, the Company shall: (i) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock; (ii) subdivide, reclassify or recapitalize its outstanding shares of Common Stock into a greater number of shares; or (iii) combine, reclassify or recapitalize its outstanding shares of Common Stock into a smaller number of shares, the number of Warrant Shares in effect at the time of the record date of such dividend, subdivision, combination, reclassification or recapitalization shall be proportionately adjusted so that the Warrantholder shall be entitled to receive the aggregate number and type of shares that, if this Warrant had been exercised in full immediately prior to such time, it would have owned upon such exercise and been entitled to receive upon such dividend, distribution, subdivision, combination, reclassification or recapitalization. Such adjustment shall be made successively whenever any event listed in this
Section 3.01 (a) shall occur.

(b) In case the Company shall issue after the date hereof purchase rights, options or warrants exercisable for Common Stock to Persons other than employees, directors, consultants or advisors of the Company entitling the holders thereof to subscribe for or purchase shares of Common Stock at a Net Consideration Per Share which is less than the Exercise Price at the time of such issuance, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of such issuance, plus the number of additional shares of Common Stock which the Total Consideration could purchase at the Exercise Price, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock issuable upon the exercise of such purchase rights, options or warrants. Such adjustment shall be made whenever such purchase rights, options or warrants are issued and shall become effective immediately (or if a record date has been established by the Company for the determination of stockholders entitled to receive such purchase rights, options or warrants, shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such purchase rights, options or warrants). In the event the Company shall subsequently cancel or terminate any of such purchase rights, options or warrants, or any of such purchase rights, options or warrants shall expire unexercised, the Exercise Price shall be readjusted to be the same as if the Company had not issued such purchase rights, options or warrants so cancelled, terminated or expired.

(c) Whenever the number of Warrant Shares issuable upon exercise of this Warrant is adjusted pursuant to Section 3.01(a), the Exercise Price payable for such Warrant Shares shall simultaneously be adjusted by multiplying the number of Warrant Shares initially issuable upon exercise of each Warrant by the Exercise Price in effect on the date thereof and dividing the product so obtained by the number of Warrant Shares, as adjusted.

(d) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($.05) in such price; provided, however, that any adjustments which by reason of this Section 3.01(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 3.01 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

(e) In the event that at any time, as a result of any adjustment made pursuant to this Section 3.01(a), the Warrantholder thereafter shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of any warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 3.01.

Section 3.02 No Adjustment for Cash Dividends. No adjustment in respect of any cash dividends shall be made during the term of this Warrant or upon the exercise of this Warrant.

Section 3.03 Adjustment for Merger, Consolidation, etc. In case of any consolidation of the Company with or merger of the Company into another corporation or any sale or other disposition to another corporation of all or substantially all the property of the Company, the corporation resulting from such consolidation or surviving such merger or to which such sale or transfer shall be made, as the case may be, shall make suitable provision and shall assume the obligations of the Company hereunder (by written instrument executed and mailed to the Warrantholder) pursuant to which, upon exercise of this Warrant, at any time during the duration of this Warrant after such consolidation, merger, sale or other disposition the Warrantholder shall be entitled to receive the stock or other securities or property that the Warrantholder would have been entitled to receive upon consummation if the Warrantholder had executed this Warrant immediately prior thereto, all subject to further adjustment as provided in this Article III.

Section 3.04 Notice of Adjustment. Whenever the number of Warrant Shares or the Exercise Price is adjusted as herein provided, the Company shall prepare and deliver to the Warrantholder a certificate signed by its President, or any Vice President, Treasurer or Secretary, setting forth the adjusted number of shares purchasable upon the exercise of this Warrant and the Exercise Price of such shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

Section 3.05 Form of Warrant After Adjustments. The form of this Warrant need not be changed because of any adjustments in the Exercise Price or the number or kind of the Warrant Shares, and Warrants theretofore and thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant as initially issued.

Section 3.06 Action by the Company. The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrant but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder against dilution or other impairment; provided, that the provisions of this
Section 3.06 shall not preclude the Company from taking any action that the Company determines is in the best interests of the Company and its stockholders, independent of its effect on the Warrant and the Warrantholder.


                                  ARTICLE IV

              OTHER PROVISIONS RELATING TO RIGHTS OF WARRANTHOLDER

Section 4.01 Lost, Stolen, Mutilated or Destroyed Warrants. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on such reasonable terms as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as, and in substitution for, this Warrant.

Section 4.02 Reservation of Shares. The Company covenants and agrees that at all times it shall reserve and keep available for the exercise of this Warrant such number of authorized shares of Common Stock as are sufficient to permit the exercise in full of this Warrant, and that it will take such action as may be required from time to time to assure that the par value per share of the Warrant Shares is at all times equal to or less than the per share Exercise Price.

Section 4.03 No Fractional Shares. Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a share in connection with the exercise of this Warrant, and in any case where the Warrantholder would, except for the provisions of this Section 4.03, be entitled under the terms of this Warrant to receive a fraction of a share upon the exercise of this Warrant, the Company shall, upon the exercise of this Warrant and receipt of the Exercise Price, issue the larger number of whole shares purchasable upon exercise of this Warrant.

Section 4.04 Company's Right to Accelerate Expiration Date. If at any time after _________/5/, 1998, the Common Stock trades at a price per share that is greater than two times the Exercise Price for a period of 20 trading days, the Company shall thereafter have the right, exercisable at any time in its sole discretion, to accelerate the Expiration Date of this Warrant by providing written notice of such acceleration to Warrantholder. The Warrantholder shall have the right to exercise this Warrant, in whole or in part, at any time during the period of 60 days after the date such notice is given. The Company's provision of written notice of acceleration hereunder shall have the effect of causing the last day of such 60 day period to be the Expiration Date of this Warrant for all purposes thereof.

Section 4.05  Notice of Record Date. In case of:

(a) any setting of a record date by the Company for the purpose of determining the holders of any class of securities who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, that, in any such case, will result in an adjustment in the number of Warrant Shares or the Exercise Price pursuant to Article III, or

(b) any capital reorganization of the Company, any reclassification or recapitalization of the Common Stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

(c) any voluntary or involuntary dissolution, liquidation or winding up of the Company, or

(d) any proposed issue or grant by the Company of any purchase right, option or warrant to subscribe for, purchase or otherwise acquire any shares of Common Stock that will result in an adjustment to the Exercise Price pursuant to
Article III,

then and in each such event the Company will mail or cause to be mailed to the Warrantholder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up, and (iii) the amount and character of any purchase rights, options or warrants with respect to Common Stock that will result in an adjustment to the Exercise Price pursuant to Article III, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be
--------------
/5/ Two years after EBC issues this Warrant.

mailed at least 30 days prior to the date specified in such notice on which any such action is to be taken.

Section 4.06 Incidental Registration Rights

(a) Notice of Registration. If the Company shall determine to register any of its Common Stock either for its own account or the account of a stockholder, other than a registration relating solely to employee benefit plans, a registration on Form S-4 or S-8 or any successor or similar forms, or a registration on any registration form that does not permit secondary sales, the Company will:

     (i) promptly give to Petrolite Corporation ("Petrolite") written notice thereof; and

     (ii) use reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Sections 4.06(b) and (c), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by Petrolite within 20 days after the written notice from the Company described in clause (i) above is given. Such written request may specify all or a part of Petrolite's Registrable Securities.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration prior to the effectiveness of such registration whether or not Petrolite has elected to include Registrable Securities in such registration.

(c) Underwriting. (i) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise Petrolite as a part of the written notice given pursuant to subsection Section 4.06(a). In such event, the right of Petrolite to registration pursuant to this Section 4.06 shall be conditioned upon Petrolite's participation in such underwriting and the inclusion of Petrolite's Registrable Securities in the underwriting to the extent provided herein. Petrolite (together with the Company and such other stockholders of the Company exercising registration rights with respect to such registration) shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company or the stockholders initiating such registration, as the case may be.

     (ii) Notwithstanding any other provision of this Section 4.06, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the amount of securities that are entitled to be included in the registration and underwriting shall be allocated as follows: (a) first, to the Company up to the full number of securities proposed to be sold for its own account) (b) second, to the stockholders on behalf of whom registration may have been initially requested up to the full number of securities proposed to be sold for the account of such stockholders, and (c) third, to Petrolite and other stockholders entitled to participate in the registration, drawn from them pro rata based on the number of securities each has requested to be included in such registration. If Petrolite does not agree to the terms of any such underwriting, Petrolite shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(d) Delay of Registration. Petrolite shall not have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 4.06.

(e) Termination of Registration Rights. The right of Petrolite to request registration or inclusion in any registration pursuant to this Section 4.06 shall terminate on the earlier of (i) the second anniversary of the earlier of
(A) the Expiration Date and (B) the date on which the Warrant has been exercised in full and (ii) such date as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 (or any successor to such Rule).

(f) Number of Incidental Registrations. Petrolite may exercise its right to incidental registration under this Section 4.06 two times; provided, however, that if Petrolite has exercised its incidental registration rights during the term of this Agreement but was prevented from registering all Registrable Securities due to Section 4.06(c)(ii), Petrolite may exercise its right to incidental registration one additional time for each such occurrence.


                                   ARTICLE V

                           TREATMENT OF WARRANTHOLDER

Prior to due presentment for registration of transfer of this Warrant, the Company may deem and treat the Warrantholder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for the purpose of any exercise hereof and for all other purposes and the Company shall not be affected by any notice to the contrary. This Warrant does not entitle the Warrantholder to any rights of a stockholder of the Company.

                                   ARTICLE VI

            SPLIT-UP, COMBINATION EXCHANGE AND TRANSFER OF WARRANTS

Section 6.01 Split-Up, Combination, Exchange and Transfer of Warrants. Subject to and limited by the provisions of Section 6.02 hereof, this Warrant may be split up, combined or exchanged for another Warrant or Warrants containing the same terms and entitling the Warrantholder to purchase a like aggregate number of Warrant Shares. If the Warrantholder desires to split up, combine or exchange this Warrant, it shall make such request in writing delivered to the Company and shall surrender to the Company this Warrant and any other Warrants to be so split up, combined or exchanged. Upon any such surrender for a split-up, combination or exchange, the Company shall execute and deliver to the Person entitled thereto a Warrant or Warrants, as the case may be, as so requested.
The Company shall not be required to effect any split-up, combination or exchange which will result in the issuance of a Warrant entitling the Warrantholder to purchase upon exercise a fraction of a share of Common Stock or a fractional Warrant. The Company may require such Warrantholder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split-up, combination or exchange of Warrants.

Section 6.02   Restrictions on Transfer.

(a) This Warrant and the Warrant Shares shall be restricted from sale, transfer, assignment, exercise or hypothecation, except in compliance with the Securities Act and the provisions of this Section 6.02.

(b) The Company may require the Person to whom the Warrantholder or holder of such Warrant Shares proposes to transfer such Warrant or Warrant Shares to make such investment intent representations, and may place such legends on certificates representing this Warrant or the Warrant Shares, as may reasonably be required in the opinion of counsel to the Company to permit the Warrant or Warrant Shares, as the case may be, to be transferred without registration under the Securities Act.


                                  ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

Section 7.01 Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Warrantholder that:

     (a) The Company has all requisite power and authority, corporate or otherwise, and has taken all necessary action, to execute, deliver and perform its obligations under this Warrant. This Warrant has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the

     Company in accordance with its terms. No authorization, approval, consent, order, license, franchise, certificate or permit of or from any Person or regulatory authority is required to be obtained by the Company in connection with the execution, delivery or performance of this Warrant.

     (b) None of the execution, delivery or performance of the Company's obligations under this Warrant will conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under or violate any term of (i) the certificate of incorporation, as amended, or the by-laws of the Company; (ii) any indenture, mortgage, joint venture agreement, lease, sublease, sales agreement or other agreement or instrument to which the Company is a party or by which it or any of its properties is bound; or (iii) any law, rule, regulation, judgment, order or decree of any government, governmental or regulatory body or court, foreign or domestic, having jurisdiction over the Company or any of its properties or assets.

     (c) The Warrant Shares have been duly reserved for issuance upon exercise of this Warrant and, when issued upon such exercise in accordance with the terms of this Warrant, will be duly and validly issued, fully paid and nonassessable, and the issuance of the Warrant Shares is not subject to any preemptive or similar rights granted by the Company, any other Person or any statute.

Section 7.02 Representations and Warranties of the Warrantholder. The Warrantholder represents and warrants to the Company that it is acquiring this Warrant for its own account, for investment purposes and not with a view to, or for resale in connection with, any distribution or public offering thereof. The Warrantholder understands that this Warrant has not been registered under the Securities Act or any applicable state securities laws; that it was issued in reliance upon an exemption therefrom; that it may not be transferred unless registered under the Securities Act and such state securities laws or pursuant to an exemption therefrom; and that it will bear a restrictive legend to such effect.


                                 ARTICLE VIII

                                 MISCELLANEOUS

Section 8.01 Expenses of Transfer. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company with respect to the issuance or delivery of Warrant Shares upon the exercise of this Warrant by the Warrantholder.

Section 8.02 Successors and Assigns. All the covenants and provisions of this Warrant shall bind and inure to the benefit of successors and assigns of the Company and the Warrantholder; provided that the rights granted to Petrolite pursuant to Section 4.06 are personal to Petrolite and may not be assigned by Petrolite to any other Person.

Section 8.03 No Inconsistent Agreements. The Company will not on or after the date of this Warrant enter into any agreement with respect to its capital stock which is inconsistent with the rights granted to the Warrantholder in this Warrant or otherwise conflicts with the provisions hereof.

Section 8.04 Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCEPT FOR THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

Section 8.05 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

Section 8.06 Integration/Entire Agreement. This Warrant is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein. This Warrant supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 8.07 Attorney's Fees. In any action or proceeding brought to enforce any provisions of this Warrant, or where any provisions hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover attorneys' fees and disbursements in addition to its costs and expenses and any other available remedy.

Section 8.08 Notices. Notice or demand pursuant to this Warrant to be given or made by the Warrantholder to or on the Company shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed (until another address is designated in writing by the Company) as follows:

     Energy BioSystems Corporation
     4200 Research Forest Drive
     The Woodlands, Texas 77381
     Attention:  President

Any notice or demand authorized by this Warrant to be given or made by the Company to or on the Warrantholder shall be sufficiently given or made if sent by first class mail, postage prepaid, to the Warrantholder at its last known address as it shall appear on the books of the Company.

Section 8.09 Headings. The article and section headings in this Warrant are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

IN WITNESS WHEREOF, this Warrant has been duly executed by the Company as of the ____ day of __________, 1996.

                                     ENERGY BIOSYSTEMS CORPORATION



                                     By:
                                         --------------------------
                                         John H. Webb
                                         President and Chief Executive Officer

                                  ASSIGNMENT

                (TO BE EXECUTED ONLY UPON ASSIGNMENT OF WARRANT)

For value received, _________________________ hereby sells, assigns and transfers unto _________________________ the within Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________________ attorney, to transfer said Warrant on the books of the within-named Company with respect to the number of Warrant Shares set forth below, with full power of substitution in the premises:

              NAME(S) OF
              ASSIGNEE(S)            ADDRESS              NO. OF WARRANTS
--------------------------------------------------------------------------------







If said number of Warrant Shares shall not be all the Warrant Shares represented by the Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the Warrant Shares represented by said Warrant.



                              Signature: __________________________________

                              Note: The above signature should correspond exactly with the name on the first page of said Warrant.

Dated:____________

                               SUBSCRIPTION FORM
                   (TO BE EXECUTED UPON EXERCISE OF WARRANT)


Energy BioSystems Corporation:

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, _______ shares of Common Stock, as provided for therein, and tenders herewith payment of the purchase price in full in the form of cash or a certified or official bank check in the amount of $__________________.

Please issue a certificate or certificates for such shares of Common Stock in the name of:

                              Name:_______________________
                              Address:


                              Social Security Number:
                              (Please Print)


If said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder.



                              Signature:__________________

                              NOTE:  The above signature should correspond
                                     exactly with the name on the first page of said Warrant or with the name of the assignee appearing in the assignment form above.

Dated: _________________

[LOGO OF ENERGY BIOSYSTEMS APPEARS HERE]

               PAUL G. BROWN, III
               Vice President, Finance

December 27, 1996

Mr. Charles Miller
Petrolite Corporation
369 Marshall Ave
St. Louis, MO 63119

Dear Mr. Miller:

        At this time it appears that the Financing referred to in the Fourth Amendment and Addendum to Collaboration Agreement (the "Fourth Amendment") between Energy Biosystems Corporation and Petrolite Corporation will close sometime early in 1997. We would like, however, to proceed with the payment of the First Cash Payment under the Fourth Amendment of One Million Dollars ($1,000,000). By acceptance of the First Cash Payment of One Million Dollars ($1,000,000) you also agree that the definitions of Expiration Date and Conversion Price as set forth in the Fourth Amendment shall be amended and restated in their entirety as set forth on Exhibit A hereto.

        If you are in agreement with the foregoing, please execute a copy of this letter in the space provided below. Upon receipt of a copy of this letter signed by Petrolite Corporation we will wire transfer to your account the First Cash Payment of One Million Dollars ($1,000,000).

                                                Sincerely,

                                                ENERGY BIOSYSTEMS CORPORATION

                                                By: /s/ PAUL G. BROWN III
                                                   ---------------------------

                                                Name:  Paul  G. Brown
                                                     -------------------------

                                                Title: Vice President Finance
                                                      ------------------------

Agreed to this 30th day of December, 1996:

PETROLITE CORPORATION

By: /s/ DAVID WINSLETT
   -------------------------

Name:  David Winslett
     -----------------------

Title: Vice President
      ----------------------

ENERGY BIOSYSTEMS CORPORATION
4200 Research Forest Drive,  The Woodlands, Texas 77381
TEL 281.364.6100 FAX 281.364.6110

                                   EXHIBIT A

        The "Expiration Date" shall mean the earlier to occur of (x) ten business days following the closing of any equity financing by EBC after the date hereof in which the gross cash proceeds raised in such equity financing together with the gross cash proceeds raised in any other equity financings by EBC after the date hereof equal or exceed Twenty-Five Million Dollars ($25,000,000) and (y) the date that is 24 months following the payment of the First Cash Payment.

        The "Conversion Price" shall mean (x) if the Financing is completed by January 31, 1997, and the securities issued in the Financing are convertible into shares of Common Stock, the initial conversion price per share of Common Stock at which the EBC securities issued in the Financing may be converted into Common Stock or (y) if the Financing is not completed by January 31, 1997, or if the securities issued in the Financing are not convertible into shares of Common Stock, 120% of the closing sale price of the shares of EBC Common Stock as reported on the Nasdaq Stock Market on the date of the First Cash Payment.